Index Oil and Gas Inc.: Operations Summary and Outlook

HOUSTON, Texas, June 11, 2007 - Index Oil and Gas, Inc. (OTCBB:IXOG) (“Index” or the “Company”) today announced an Operations Summary for fiscal year ended 31 March 2007 and an Operations Outlook for fiscal year ending 31 March 2008.

More information is provided on our website, www.indexoil.com, which has been updated today to include an investor presentation.

OUTLOOK FOR FISCAL YEAR ENDING 31 MARCH 2008

Highlights

•	Robust Five Well High Impact Portfolio To Be Drilled/Completed.
•	One Low Risk Production Well
•	Current Drilling Program Fully Funded
•	Recent Discoveries Expected To Come On Line

Index has entered the most exciting phase of its development to date, following the drilling and/or completion of 13 wells in the fiscal year ended 31 March 2007 with a success rate of 69% (details of which are given in the next section).

The Company has now embarked upon drilling the higher impact portfolio that can build upon the cashflow anticipated to be generated from successful wells drilled during fiscal year 2007. These wells, in the event of success, have the potential to significantly grow the Company as a result of higher reserves, production and revenue.

The following five wells (including a low risk production well) are planned to be drilled, plus the prospective completion of Ilse 1 during the current fiscal year ending 31 March 2008:

Prospect	Category	Location	Net Revenue interest
Fern Lake (Cason 1)	High Impact	Texas	14.30%
Shadyside	High Impact	Louisiana	9.52%
West Wharton	High Impact	Texas	6.70%
Cow Trap*	Production Well	Texas	5.25
Supple Jack Creek (West 1)	High Impact	Texas	14.70%
New Taiton (Ilse 1)**	High Impact	Texas	6%

* Letter of Intent
** Ilse 1 has been drilled and logged, with completion results pending.

Index is in a strong position at the start of the fiscal year, having a working interest in four firm exploration and production projects to be drilled and one under letter of intent. Index also continues to actively pursue additional high-quality prospects, which are currently under discussion with potential vendors to be added to Index’s diverse, risk managed portfolio.

Whilst drilling plans for future wells to be located in Index’s Kansas acreage have not been finalized, further activity in this area is being considered during the current fiscal year.

Index will also benefit in the upcoming months from production from the following wells expected to be brought on line as a result of recent discoveries, which are yet to be hooked up: Hawkins 1 and Schroeder Gas Unit 1. In addition, Vieman 1 well is being re-completed, and is also expected to add to the group of Index’s producing wells.

OPERATIONS REPORT FOR FISCAL YEAR ENDED 31 MARCH 2007

Highlights

•	69% Success Rate (Drilled and Completed to Production)
•	Annual Production Increased by 136%
•	Reserves Increased by 93%

Production

Production and reserve increases reflect the continuation of Index’s expansion and efficient application of capital.

Index produced 8,075 net revenue barrels of oil equivalent during its fiscal year ended 31 March 2007. This represents a 136% increase year to year. March 2007 production increased 351% comparing to March 2006 production. The main contributors to the increased production were the Walker 1 and Vieman 1 wells, located in the onshore Gulf of Mexico basin.

Oil and or gas was produced from a total of 23 wells in Index’s acreage.

▪	21 oil wells in Stafford and Barton Counties, Kansas
▪	1 oil and gas well, Walker 1, in Calcasieu Parish, Louisiana and
▪	1 oil and gas well, Vieman 1, in Brazoria County, Texas.

Reserves

Index’s proven reserves for the year ended 31 March 2007 were 114,578 barrels of oil equivalent as audited by a third-party reservoir-engineering firm in accordance with SEC standards. Proven reserves increased year to year by 93% percent.

Drilling Program

Index participated in the drilling of 13 wells, 12 of which were classified as exploration wells, and one as a production well during the fiscal year ended 31 March 2007. Below is a list of the wells drilled showing each well’s status at the end of the fiscal year ended March 31, 2007, and its current status.

Well Summary

	Status as of 31 March 2007	Current Status as of 7 June 2007
Texas
Hawkins 1	Awaiting Hook-Up	Awaiting Hook-Up
Vieman 1	Producing Gas	Re-Completing
Friedrich 1	Awaiting Hook-Up	Producing Gas
Schroeder 1	Logged with Potential Gas	Awaiting Hook-Up
Ilse 1	Logged with Potential Gas	Awaiting Flow Test (fiscal year 2008)

Kansas
Rogers	Producing Oil	Producing Oil
Schartz	Producing Oil	Producing Oil
Hay Witt	Producing Oil	Producing Oil
Hayden	Producing Oil	Producing Oil
Witt	Producing Oil	Producing Oil

SUMMARY

After a busy 2007 fiscal year during which, in addition to an active drilling program, the Company raised finance to significantly expand its portfolio of wells and recruited John Williams, a highly regarded Explorationist, to the position of Vice President Exploration and Production in Houston, Texas and as a member of the Board of Directors of the Company.

The current fiscal year, ending 31 March 2008, is expected to result in a significant growth in value for Index. Index believes that its record to date has demonstrated that it can deliver outstanding drilling success rates. The current, higher impact portfolio, while riskier, is balanced by some lower risk prospects and one production well.

Index has grown, in a short time, from a small, formerly private company, to a position where it is now invited to participate in these much larger, higher quality prospects and opportunities. Furthermore, as a result of its partnerships, funding, and highly experienced management team, Index fully expects to participate in larger, world-class prospects in the near future.

Index values highly the past and continued support of its shareholders and its priority is to produce excellent value for its shareholders as a result of the upcoming fully funded drilling activity, without exposing them to critical risks.

I look forward to a busy year for our Company as our recent discoveries come on production and the results of our committed, and yet to be committed, drilling program unfold, and I look forward to announcing continued progress over the coming months.

Dan Murphy
Chairman

To learn more about Index Oil and Gas Inc., visit our website at http://www.indexoil.com.

About Index Oil and Gas

Index is a gas-biased oil and gas exploration and production company, with activities in Kansas, Texas, Louisiana, Mississippi and Alabama. It has offices in Houston, Texas and Bath, England. Index is focused on efficiently building a broad portfolio of producing properties that it believes to have significant upside potential. The Company has an enviable drilling record and intends to grow its existing asset base and revenues through further investment in the U.S. Index seeks to develop its activities in areas containing prolific petroleum systems set in stable political and economic environments.

Forward-Looking Statements

The statements in the press release that relate to the company's expectations with regard to the future impact on the company's results from acquisitions or actions in development are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements in this document may also contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although we believe that the expectations reflected in the forward-looking statements are reasonable, such statements should not be regarded as a representation by the Company, or any other person, that such forward-looking statements will be achieved. Since the information may contain statements that involve risk and uncertainties and are subject to change at any time, the company's actual results may differ materially from expected results. Index Oil and Gas Inc. disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. In light of the foregoing, readers are cautioned not to place undue reliance on such forward-looking statements.

Contact
Lyndon West, CEO
Index Oil and Gas, Inc.
Tel: (713) 715-9275